Exhibit 4.2

WGL HOLDINGS, INC.,
Issuer

AND

THE BANK OF NEW YORK MELLON,
Trustee
————————
SECOND SUPPLEMENTAL INDENTURE
dated as of March 14, 2018

to

Indenture
dated as of November 29, 2017

relating to

Floating Rate Notes due 2020
————————

SECOND SUPPLEMENTAL INDENTURE
SECOND SUPPLEMENTAL INDENTURE, dated as of March 14, 2018 (this “Supplemental Indenture”), between WGL Holdings, Inc., a corporation organized under the laws of the Commonwealth of Virginia, and The Bank of New York Mellon, as trustee, to the Base Indenture (as defined below).
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of November 29, 2017 (the “Base Indenture” and, as amended and supplemented to the date hereof, including by this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of its debt securities, to be issued in one or more series as therein provided;
WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of notes to be known as its Floating Rate Notes due 2020 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture; and
WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.
NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Securityholders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of the Notes:
ARTICLE I
DEFINITIONS, ETC.
Section 1.1.    Definitions of Terms. The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Supplemental Indenture shall have the respective meanings specified in this Section 1.1 and shall include the plural as well as the singular. All other terms used in this Supplemental Indenture but not defined in this Supplemental Indenture are defined in the Base Indenture.
“Base Indenture” has the meaning provided in the recitals.
“Bloomberg L.P.’s page ‘BBAM’” means the display designated as Bloomberg L.P.’s page “BBAM”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. Bloomberg L.P.’s page “BBAM” is the display designated as “BBAM”, or such other page as may replace Bloomberg L.P.’s page “BBAM” on that service or such other service or services as may be nominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by ICE Benchmark Administration Limited

(“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered Rate in the event IBA or its successor no longer does so.
“Business Day” means any day which is not a Saturday or Sunday or any other day on which banks in New York City are authorized or obligated by law or regulation to close.
“Business Day Convention” means if any Interest Payment Date (other than the Stated Maturity) is not a Business Day, then such Interest Payment Date will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day. If any such Interest Payment Date (other than the Stated Maturity) is postponed or brought forward as described above, the interest amount will be adjusted accordingly and the Securityholder will be entitled to more or less interest, respectively. If the Stated Maturity is not a Business Day, the payment of principal and interest at the Stated Maturity will not be made until the next following Business Day and no further interest will be due in respect of the delay in such payment.
“Calculation Agent” means, initially, The Bank of New York Mellon, pursuant to the terms of the Calculation Agency Agreement, dated as of March 14, 2018, between the Company and The Bank of New York Mellon, and any successor Calculation Agent appointed thereunder.
“Capital Lease” means any Indebtedness represented by a lease obligation incurred with respect to real property or equipment acquired or leased and used in its business that is required to be recorded as a capital lease in accordance with GAAP.
“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Company and its subsidiaries calculated on a consolidated basis as of such time. For purposes of calculating the Consolidated Net Worth, “subsidiaries” means, at any time, the subsidiaries of the Company whose financial data is, in accordance with GAAP, reflected in the Company’s consolidated financial statements.
“GAAP” means generally accepted accounting principles in the United States.
“Indebtedness” means any indebtedness in respect of borrowed money of the Company.
“Indenture” has the meaning provided in the recitals.
“Interest Determination Date” means, with respect to an Interest Reset Date, the second London Business Day preceding such Interest Reset Date.
“Interest Payment Date” means each March 12, June 12, September 12 and December 12, beginning June 12, 2018.
“Interest Reset Date” means for each Interest Reset Period, other than the first Interest Reset Period, the first day of such Interest Reset Period.

“Interest Reset Period” means each period from and including an Interest Payment Date (or, in the case of the first such period, the issue date of the Notes) to but excluding the next succeeding Interest Payment Date.
“Issue Date” means March 14, 2018.
“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).
“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
“Notes” has the meaning provided in the recitals.
“Regular Record Date” means each February 25, May 28, August 28 or November 27 immediately preceding the applicable Interest Payment Date.
“Stated Maturity” means March 12, 2020.
“Supplemental Indenture” has the meaning provided in the preamble.
“three-month LIBOR” means for any Interest Reset Period, the London interbank offered rate per annum determined by the Calculation Agent on the related Interest Determination Date, in accordance with the following provisions:
(i)  Three-month LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months which appears on Bloomberg L.P.’s page “BBAM” (or such other page as may replace Bloomberg L.P.’s page “BBAM” on that service for the purpose of displaying London interbank offered rates) as of 11:00 a.m., London time, on the related Interest Determination Date.
(ii)  If, on any such Interest Determination Date, the rate for deposits in U.S. dollars having a maturity of three months does not appear on Bloomberg L.P.’s page “BBAM” (or such other page as may replace Bloomberg L.P.’s page “BBAM” on that service for the purpose of displaying London interbank offered rates) as specified in (i) above or such page is unavailable, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of three months and in a principal amount equal to an amount that is representative for a single transaction in such market at such time are offered by four major banks in the London interbank market selected by the Company at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market. The Company will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate in respect of such Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, three-month LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in New York City, selected by the Company, at approximately 11:00 a.m., New York time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, having a maturity of three months and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. If fewer than three major banks in New York City so selected are quoting such rates as mentioned in the preceding sentence, three-month LIBOR with respect to such Interest Determination Date will be the same as three-month LIBOR in effect for the immediately preceding Interest Reset Period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).
Section 1.2.    References. References in this Supplemental Indenture to article numbers, section numbers and exhibits shall be deemed to be references to articles and section numbers of, and exhibits to, this Supplemental Indenture, unless otherwise specified.
ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE NOTES
Section 2.1.    Designation and Principal Amount.
The Notes are hereby authorized and are designated the Floating Rate Notes due 2020, unlimited in aggregate principal amount. The Notes issued on the Issue Date pursuant to the terms of the Indenture shall be in an initial aggregate principal amount of $250,000,000, which amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 2.4 of the Base Indenture.
Section 2.2.    Maturity.
The principal amount of the Notes shall mature and be due and payable on the Stated Maturity, together with any accrued and unpaid interest thereon to, but not including, such date.
Section 2.3.    Form and Payment.
The Notes shall be issued as a Global Security and in the minimum denominations of one thousand Dollars ($1,000) and in integral multiples of $1,000 in excess thereof.
The Notes and the Trustee’s certificate of authentication to be endorsed thereon are to be substantially in the form of Exhibit A, which form is hereby incorporated in and made a part of this Supplemental Indenture.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.
Payments of principal, premium, if any, and/or interest on the Notes shall initially be paid to CEDE & CO., as nominee of the Depositary.

The Global Security representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered in the name of the Depositary or a nominee of the Depositary. The Global Security representing the Notes may not be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.
Section 2.4.    Interest.
Interest on the Notes will be paid quarterly in arrears on each Interest Payment Date, subject to the Business Day Convention, at a rate per annum, reset quarterly, equal to three-month LIBOR plus 0.55%, accruing from March 14, 2018, to the Persons in whose name such Notes are registered on the Regular Record Date immediately preceding such Interest Payment Date, except that interest payable at the Stated Maturity will be payable to the Person to whom the principal of the Note is paid. Interest on the Notes with respect to any Interest Reset Period shall be determined by the Calculation Agent and calculated on the basis of a 360-day year for the actual number of days elapsed during the period, and shall be equal to three-month LIBOR for the related Interest Reset Period plus 0.55%. On the Stated Maturity, Securityholders will be entitled to receive 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but not including, such date.
All percentages resulting from any calculation of the interest rate will be rounded, if necessary, to the nearest one thousandth of a percentage point, with five ten-thousandths of a percentage point rounded upward (e.g., 9.8765% (or 0.098765) will be rounded upward to 9.877% (or 0.09877)), and all U.S. dollar amounts used in or resulting from such calculation will be rounded to the nearest U.S. dollar (with one-half such dollar being rounded upward).
The Calculation Agent shall promptly notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of each determination of the interest rate applicable to the Notes. The Trustee shall make such information available to the Securityholders of the Notes upon request.
The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest will be final and binding on the Company, the Trustee and the Securityholders of the Notes in the absence of manifest error.

ARTICLE III
COVENANTS
The Notes shall be subject to the following covenants in addition to the provisions of Article 4 of the Base Indenture.

Section 3.1.    Limitation on Liens. The Company covenants that the Company and its Subsidiaries will not create or incur any Lien on any property of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:
(a)    Liens existing as of the Issue Date of the Notes;
(b)    Liens granted after the Issue Date of the Notes created in favor of the Securityholders of the Notes;
(c)    Liens securing Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under this Section 3.1;
(d)    Liens created in substitution of or as replacements for any Lien permitted by clause (a), (b) or (c) of this Section 3.1; provided that based on a good faith determination of the Company, the property encumbered under any such substitute or replacement Lien is substantially similar in nature to the property encumbered by the otherwise permitted Lien which is being replaced;
(e)    Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;
(f)    (i) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of any property, including Capital Lease transactions in connection with any such acquisition, and (ii) Liens existing on any property at the time of acquisition thereof or at the time of acquisition by the Company or any of its Subsidiaries of any Person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that with respect to clause (i), the Liens shall be given within 12 months after such acquisition and shall attach solely to the property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof;
(g)    pre-existing Liens on assets acquired after the Issue Date of the Notes;
(h)    Liens in favor of the Company or any of its Subsidiaries;
(i)    purchase money Liens or purchase money security interests upon or in any property acquired or held by the Company or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property;
(j)    Liens on any property in favor of the United States of America or any State thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such property;
(k)    the pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial) or steam, accounts receivable or customers’ installment paper;
(l)    Liens securing hedges, swaps, derivatives and other similar transactions entered into in the ordinary course of business;
(m)    Liens incurred in connection with an acquisition of assets or a project financed on a non-recourse basis;
(n)    Liens for taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent;
(o)    Liens for workers’ compensation awards and similar obligations not then delinquent;
(p)    mechanics’, laborers’, materialmen’s and similar Liens not then delinquent;
(q)    judgment Liens;
(r)    easements or reservations in respect of the Company’s property or property of a Subsidiary for the purpose of roads, pipelines, utility transmission and distribution lines or other rights-of-way and similar purposes;
(s)    zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances, other than to secure the payment of money, none of which, in the opinion of counsel, are such as to interfere with the proper operation and development of the affected property for its intended use in the Company’s business or the business of any of its Subsidiaries;
(t)    any defects of title and any terms, conditions, agreements, covenants, exceptions and reservations in deeds or other instruments under which the Company or any of its Subsidiaries has acquired or may in the future acquire any property, none of which, in the opinion of counsel, materially adversely affects the operation of the Company’s properties and those of its Subsidiaries, taken as a whole;
(u)    rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam or any by-products generated or produced by or from any of the Company’s or any of its Subsidiaries’ properties or with respect to any other rights concerning electricity, gas (either natural or artificial) or steam supply, transportation or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial) or steam business;

(v)    Liens created or assumed by the Company or any of its Subsidiaries in connection with the issuance of tax-exempt state and local bonds for purposes of financing, in whole or in part, the acquisition or construction of property to be used by the Company or any of its Subsidiaries, provided the Liens are limited to the property financed and the related real estate;
(w)    Liens incurred in the creation or existence of leases made, or existing on property acquired, in the ordinary course of business; and
(x)    any extension, renewal, substitution or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in this Section 3.1.
Notwithstanding anything to the contrary in this Section 3.1, the Company and any of its Subsidiaries may, without equally and ratably securing the Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in this Section 3.1 if, after giving effect thereto, the aggregate principal amount of Indebtedness incurred after the Issue Date of the Notes and secured by Liens not permitted under this Section 3.1 does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of such Lien or (ii) 15% of Consolidated Net Worth calculated as of the Issue Date of the Notes.
ARTICLE IV
MISCELLANEOUS
Section 4.1.    Application of Supplemental Indenture.
This Supplemental Indenture shall amend and supplement the Base Indenture in the manner and to the extent herein and therein provided.
Section 4.2.    Trust Indenture Act Controls.
If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.
Section 4.3.    Conflict with Base Indenture.
To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.
Section 4.4.    Governing Law.
THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Section 4.5.    Successors.
All agreements of the Company in the Base Indenture, this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.
Section 4.6.    Counterparts.
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 4.7.    Trustee Disclaimer.
The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company and not the Trustee.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.
WGL HOLDINGS, INC.

By:    /S/ Douglas I. Bonawitz
Name: Douglas I. Bonawitz
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:    /S/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

Signature Page to Supplemental Indenture

Exhibit A
Form of Global Note representing the Notes
WGL HOLDINGS, INC.
FLOATING RATE NOTE DUE 2020
THIS IS A SECURITY IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
CUSIP No. 92924F AD8
ISIN No. US92924FAD87
No. 1    Principal Amount $250,000,000
WGL HOLDINGS, INC.
FLOATING RATE NOTES DUE 2020
WGL Holdings, Inc., a corporation organized under the laws of the Commonwealth of Virginia (the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns the principal sum of two hundred and fifty million United States Dollars ($250,000,000), at the Company’s office or agency for said purposes, on March 12, 2020 (the “Stated Maturity”) or upon earlier redemption.
The Company promises to pay interest on the principal amount of this Security quarterly in arrears on March 12, June 12, September 12 and December 12 of each year, subject to the

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Business Day Convention, each an “Interest Payment Date,” beginning June 12, 2018 at a rate per annum, reset quarterly, equal to three-month LIBOR plus 0.55%, accruing from March 14, 2018, to the Persons in whose name this Security is registered on the February 25, May 28, August 28 or November 27, as the case may be, immediately preceding such Interest Payment Date, except that interest payable at the Stated Maturity will be payable to the Person to whom the principal of this Security is paid. Interest on this Security with respect to any Interest Reset Period shall be determined by the Calculation Agent and calculated on the basis of a 360-day year for the actual number of days elapsed during the period, and shall be equal to three-month LIBOR the related Interest Reset Period plus 0.55%. On the Stated Maturity, Securityholders will be entitled to receive 100% of the principal amount of this Security plus any accrued and unpaid interest to, but not including, such date. The Company will pay interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Company will make payments in respect of this Security in global form (including principal and interest) to the Securityholder thereof or a nominee of the Securityholder, by wire transfer of immediately available funds as of the close of business on the date such payments are due.
“Bloomberg L.P.’s page ‘BBAM’” means the display designated as Bloomberg L.P.’s page “BBAM”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. Bloomberg L.P.’s page “BBAM” is the display designated as “BBAM”, or such other page as may replace Bloomberg L.P.’s page “BBAM” on that service or such other service or services as may be nominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered Rate in the event IBA or its successor no longer does so.
“Business Day” means any day which is not a Saturday or Sunday or any other day on which banks in New York City are authorized or obligated by law or regulation to close.
“Business Day Convention” means if any Interest Payment Date (other than the Stated Maturity) is not a Business Day, then such Interest Payment Date will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day. If any such Interest Payment Date (other than the Stated Maturity) is postponed or brought forward as described above, the interest amount will be adjusted accordingly and the Securityholder will be entitled to more or less interest, respectively. If the Stated Maturity is not a Business Day, the payment of principal and interest at the Stated Maturity will not be made until the next following Business Day and no further interest will be due in respect of the delay in such payment.
“Calculation Agent” means, initially, The Bank of New York Mellon, pursuant to the terms of the Calculation Agency Agreement, dated as of March 14, 2018, between the Company and The Bank of New York Mellon, and any successor Calculation Agent appointed thereunder.
“Interest Determination Date” means, with respect to an Interest Reset Date, the second London Business Day preceding such Interest Reset Date.

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“Interest Reset Date” means for each Interest Reset Period, other than the first Interest Reset Period, the first day of such Interest Reset Period.
“Interest Reset Period” means each period from and including an Interest Payment Date (or, in the case of the first such period, the issue date of the Notes) to but excluding the next succeeding Interest Payment Date.
“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
“Notes” has the meaning provided on the reverse of this Security.
“three-month LIBOR” means for any Interest Reset Period, the London interbank offered rate per annum determined by the Calculation Agent on the related Interest Determination Date, in accordance with the following provisions:
(i)  Three-month LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months which appears on Bloomberg L.P.’s page “BBAM” (or such other page as may replace Bloomberg L.P.’s page “BBAM” on that service for the purpose of displaying London interbank offered rates) as of 11:00 a.m., London time, on the related Interest Determination Date.
(ii)  If, on any such Interest Determination Date, the rate for deposits in U.S. dollars having a maturity of three months does not appear on Bloomberg L.P.’s page “BBAM” (or such other page as may replace Bloomberg L.P.’s page “BBAM” on that service for the purpose of displaying London interbank offered rates) as specified in (i) above or such page is unavailable, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of three months and in a principal amount equal to an amount that is representative for a single transaction in such market at such time are offered by four major banks in the London interbank market selected by the Company at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market. The Company will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate in respect of such Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, three-month LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in New York City, selected by the Company, at approximately 11:00 a.m., New York time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, having a maturity of three months and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. If fewer than three major banks in New York City so selected are quoting such rates as mentioned in the preceding sentence, three-month LIBOR with respect to such Interest Determination Date will be the same as three-month LIBOR in effect for the immediately preceding Interest Reset Period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

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All percentages resulting from any calculation of the interest rate will be rounded, if necessary, to the nearest one thousandth of a percentage point, with five ten-thousandths of a percentage point rounded upward (e.g., 9.8765% (or 0.098765) will be rounded upward to 9.877% (or 0.09877)), and all U.S. dollar amounts used in or resulting from such calculation will be rounded to the nearest U.S. dollar (with one-half such dollar being rounded upward).
The Calculation Agent shall promptly notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of each determination of the interest rate applicable to the Notes. The Trustee shall make such information available to the Securityholders of the Notes upon request.
The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest will be final and binding on the Company, the Trustee and the Securityholders of the Notes in the absence of manifest error.
Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Date.
Payment of the principal and interest due at the Stated Maturity shall be made upon the surrender of this Security at the Corporate Trust Office of the Trustee (as defined below). Principal of and any premium and interest on the Security will, at the option of the Company, be paid either (i) by check mailed to the Person entitled to such payment at its address set forth in the Security Register or (ii) wired to such account at a banking institution in the United States as may be designated in writing to the Trustee by the Person entitled to such payment at least 16 days prior to the date of such payment or otherwise in accordance with the procedures of the Depositary.
Reference is made to the further provisions set forth on the reverse hereof, including the definitions of certain capitalized terms. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by The Bank of New York Mellon, as trustee (the “Trustee”) acting under the Indenture dated as of November 29, 2017 between the Company and the Trustee.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: March 14, 2018
WGL HOLDINGS, INC.

By:    ___________________________________________
Name:
Title:

By:    _________________________________________
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities issued under the within-mentioned Indenture.
Dated: March 14, 2018
THE BANK OF NEW YORK MELLON, as Trustee

By:    _________________________________________
Authorized Signatory

REVERSE OF SECURITY
WGL HOLDINGS, INC.
Floating Rate Notes Due 2020
This Security is one of a duly authorized issue of debt securities of the Company, of the series hereinafter specified, all issued or to be issued under a Second Supplemental Indenture, dated as of March 14, 2018 (the “Supplemental Indenture”), to an Indenture, dated as of November 29, 2017 (the “Base Indenture” and, as amended and supplemented to the date hereof, including by the Supplemental Indenture, the “Indenture”), and duly executed and delivered by the Company to The Bank of New York Mellon, as trustee (hereinafter, the “Trustee”). Reference to the Indenture is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the Securityholders of the Securities. This Security is one of a series designated as the “Floating Rate Notes Due 2020” of the Company (hereinafter called the “Notes”), issued under the Indenture. Each Securityholder, by accepting a Note, agrees to be bound by all terms and provisions of the Indenture, as amended from time to time, applicable to the Notes.
The Notes issued under the Indenture are senior unsecured obligations of the Company and will mature on March 12, 2020. The Notes rank on parity with all other existing and future senior unsecured obligations of the Company from time to time outstanding.
The Notes are not redeemable.
The Notes are not entitled to any sinking fund, and no Securityholder of the Notes may require the Company to make any mandatory redemption of the Notes or purchase or make an offer to purchase the Notes.
The Notes are subject to satisfaction and discharge pursuant to Article XI of the Base Indenture.
In case an Event of Default shall have occurred and is continuing with respect to the Notes, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain circumstances such declaration and its consequences may be waived by the Securityholders of not less than a majority in aggregate principal amount of the Notes then Outstanding. However, any such consent or waiver by the Securityholder shall not affect any subsequent default or impair any right consequent thereon.
The Base Indenture permits the Company and the Trustee, without the consent of the Securityholders of the Notes for certain situations and with the consent of not less than a majority of the Securityholders in aggregate principal amount of the Outstanding Notes of each series affected by such supplemental indenture in other situations, to execute supplemental indentures adding to, modifying, or changing various provisions of, the Base Indenture; provided that no such supplemental indenture, without the consent of the Securityholder of each Outstanding Note affected thereby, shall (i) change the maturity date of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, (ii) reduce the amount of principal of an Original Issue Discount Security or any other Security payable upon acceleration of maturity, (iii) change the currency in which any Security or any premium or interest is payable, (iv) impair the right to receive payment of principal of and interest on any Security (whether upon redemption, repurchase, maturity, or otherwise) or payment or delivery of any amounts due upon conversion of Securities of any series that are convertible into shares of common stock or other securities on or after the due dates or to institute suit for the enforcement of any payment on or with respect to any Security, (v) adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, that Security (if applicable), (vi) if the Securities are secured, change the terms and conditions pursuant to which the Securities are secured in a manner adverse to the holders of the Securities, (vii) reduce the percentage in principal amount of outstanding Securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with any provision of the Indenture, (viii) reduce the requirements contained in the Indenture for a quorum for a meeting or for voting, (ix) change any obligations of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, (x) in the case such series of Securities is subordinated to other indebtedness of the Company pursuant to a supplement indenture, modify the subordination provisions in such supplemental indenture in a manner adverse to the holders of such Securities, or (xi) modify Sections 9.1 or 9.2 of the Base Indenture.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of or interest on this Security at the respective times and at the rate herein prescribed.
The Notes are issuable in registered form without coupons in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. A Securityholder may exchange the Notes for a like aggregate principal amount of Notes of other authorized denominations in the manner and subject to the limitations provided in the Indenture.
Upon due presentment for registration of transfer of the Notes at the office or agency for said purpose of the Company, a new Note or Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.
Prior to due presentation of this Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee, may deem and treat the Securityholder hereof as the owner of this Security (whether or not any payment with respect to this Security shall be overdue), for the purpose of receiving payment of principal of and (subject to the provisions of the Indenture) interest hereon and for all other purposes whatsoever, whether or not

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any payment with respect to this Security shall be overdue, and neither the Company, nor the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
No recourse shall be had for the payment of the principal of or interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, or because of the creation of any indebtedness represented thereby, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK.
All defined terms used in this Security (and not otherwise defined in this Security) shall have the meanings assigned to them in the Indenture.

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ASSIGNMENT FORM
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:
PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________________________________________
(Name and address of Assignee, including zip code, must be printed or typewritten)

______________________________________________________________________________

______________________________________________________________________________
the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing

______________________________________________________________________________

______________________________________________________________________________
to transfer the said Note on the books of WGL Holdings, Inc. with full power of substitution in the premises.

Dated: ______    ____________________________________
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.